N-SAR 77D

WELLS FARGO MUNICIPAL BOND FUNDS


For all of the following funds:
Ultra Short-Term Municipal Bond Fund
Short-Term Municipal Bond Fund
Municipal Bond Fund
     o   Security Type Restriction Revised:

     Replaced "up to 20% of the Fund's assets in securities that pay interest subject to federal income tax..." with "up to 20% of the Fund's total assets in securities that pay interest subject to federal AMT"

     Removed "We may invest any amount of our total assets in securities, including municipal securities, that may produce income subject to the federal AMT."



For all of the following funds:
National Limited-Term Tax-Free Fund
Intermediate Tax-Free Fund
National Tax-Free Fund
California Limited Term-Tax Free Fund
California Tax-Free Fund
Colorado Tax-Free Fund
Minnesota Tax Free Fund Nebraska
Tax-Free Fund
Wisconsin Tax-Free Fund
     o   Security Type Restriction Revised:

     Replaced "at least 80% of the Fund's assets in municipal securities that pay interest exempt from federal income tax" with "at least 80% of the Fund's assets in municipal securities that pay interest exempt from federal income tax, including federal AMT"


For all of the following funds:
Colorado Tax-Free Fund
Minnesota Tax-Free Fund
     o   Security Type Restriction Removed

     Removed restriction of "up to 25% of total assets in securities of related issuers or in securities of any one issuer"


California Limited Term Tax-Free Fund
     o   Revised Principal Investment Strategies

     Replaced "the average expected duration of the Fund's portfolio will be from 1 to 5 years" with, "We expect the Fund's average effective maturity to be between 2 and 7 years."


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California Tax-Free Fund
o        Revised Investment Objective

     Replaced "Seeks to provide investors with a high level of current income exempt from federal income tax and California individual income tax while preserving capital, by investing in intermediate- to long-term investment-grade municipal securities" with "Seeks current income exempt from federal income tax and California individual income tax."


Colorado Tax-Free Fund
     o   Revised Investment Objective

     Replaced "Seeks a high level of current income exempt from federal income tax and Colorado individual income tax consistent with the preservation of capital" with "Seeks current income exempt from federal income tax and Colorado individual income tax"


Minnesota Tax-Free Fund
     o   Revised Investment Objective

     Replaced "Seeks a high level of current income exempt from federal income tax and Minnesota individual income tax, without assuming undue risk" with "Seeks current income exempt from federal income tax and Minnesota individual income tax"


Wisconsin Tax-Free Fund
     o   Revised Investment Objective

     Replaced "Seeks a high level of current income exempt from federal income tax and Wisconsin individual income tax, without assuming undue risk" with "Seeks current income exempt from federal income tax and Wisconsin individual income tax"

     o   Security Type Restrictions Removed
     Removed restrictions of "up to 25% of total assets in industrial development bonds" and "up to 25% of total assets in municipal leases."



National Limited-Term Tax-Free Fund
     o   Revised Investment Objective

     Replaced "Seeks current income exempt from federal income taxes" with "Seeks current income exempt from federal income tax consistent with capital preservation."

     o   Security Type Restriction Removed

     Removed restriction of "up to 25% of total assets in securities of issuers located in the same state or in related issuers."